UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

iTeos Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39401	84-3365066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street
Watertown , Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 339 217 0161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 13, 2025, iTeos Belgium S.A., a wholly owned subsidiary of iTeos Therapeutics, Inc. (the “Company”), received written notice from GlaxoSmithKline Intellectual Property (No. 4) Limited (“GSK”) that, in connection with the topline interim results from GALAXIES Lung-201, GSK has elected to terminate the Collaboration and License Agreement between iTeos Belgium S.A. and GSK, dated June 11, 2021, as amended (the “Agreement”) for convenience. In accordance with the terms of the Agreement, the termination will be effective six months from the date of such notice (the “Termination Effective Date”).

Pursuant to the Agreement, the Company granted GSK a license under certain of its intellectual property rights to develop, manufacture, and commercialize products comprised of or containing belrestotug, which license was exclusive in all countries outside of the United States and co-exclusive, with the Company, in the United States. GSK and the Company previously intended to develop belrestotug in combination, including with other oncology assets of GSK, and the Company and GSK would have jointly owned the intellectual property created under the Agreement that covers such combinations.

As a result of the termination of the Agreement, as of the Termination Effective Date, the license rights granted to GSK will terminate and the parties will cease to accrue any financial obligations to each other.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement and its amendments, copies of which were previously filed as Exhibits 10.18, 10.19 and 10.20 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2025 and which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 13, 2025, the Company issued a press release announcing topline interim results from GALAXIES Lung-201, the Phase 2 platform study sponsored by GSK, assessing the belrestotug and dostarlimab doublet in previously untreated, unresectable, locally advanced or metastatic PD-L1 high non-small cell lung cancer, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by iTeos Therapeutics, Inc. on May 13, 2025, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iTeos Therapeutics, Inc.

Date:	May 13, 2025	By:	/s/ Michel Detheux
Michel Detheux, Ph.D. President and Chief Executive Officer